Exhibit 99.3
Nuance Communications, Inc. (NUAN) Q4 2010 Earnings Call November 22, 2010 5:00 pm ET
Operator
Ladies and gentlemen, thank you very much for standing by. And welcome to the Nuance Communications Quarterly Earnings Results Conference Call. At this time, all phone lines are in a listen-only mode. Later, we will conduct the question-and-answer session with instructions given at that time. (Operator Instructions)
As a reminder, today’s conference is being recorded. Speaking on the call today will be Paul Ricci, Chairman and Chief Executive Officer and Tom Beaudoin, Chief Financial Officer.
At this time, then I’d like to turn the conference over to Mr. Ricci. Please go ahead.
Paul Ricci
Thank you. Before we begin, I remind everyone that matters we discuss this afternoon include predictions, estimates, expectations and other forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially. You should refer to our recent SEC filings for a detailed list of Risk Factors.
Before taking your questions I might underscore a few points from the prepared documents. Organic revenue growth improved in the quarter compared to both fourth quarter last year and sequentially from the third quarter driven by two factors.
First, healthcare once again benefited from strong product revenues and experienced another quarter of steady growth in on-demand revenues and secondly, mobile and consumer growth benefited from increased contributions of mobile services, drawing from existing and new multi-year contracts and also benefited from the strength of our Dragon brand and consumer markets. While we continue to have challenges in our enterprise business, we did see improved performance there this quarter over recent quarters.
I would also highlight the strength of our operating cash flow performance in the quarter and the full year, which we detailed in our prepared remarks. Those remarks also highlight our confidence in cash flow growth in fiscal 2011.
Finally, I note that we achieved robust bookings in the quarter across our business lines. The strength of these bookings, the investments we’re making in sales and marketing and the robustness of our product and on-demand service portfolio position us, we believe for strong performance in fiscal year 2011.
We’ll now take your questions.

Operator
(Operator Instructions) Our first question then is from Daniel Ives with FBR Capital Markets. Please go ahead.
Daniel Ives — FBR Capital Markets
Yeah. Thanks. Good quarter, guys. Talk about the mobile and consumer business, obviously its split out from enterprise, strong year-over-year growth, just talk about dynamics what’s happening in that market and should be — your growth catalyst going forward?
Paul Ricci
Well, we agree that business should be an important growth catalyst for the company driven by, I think, the increasing interest in speech and language technologies across a broad set of mobile and consumer devises and services. We’ve seen the benefit of that over the last year as the purchase of mobile devices has grown as we’ve come out of the economic recession and we’ve seen the benefit as well from an expansion of the kind of services that carriers and now internet service providers are seeking to offer.
Daniel Ives — FBR Capital Markets
Okay. And then can you just talk about on the enterprise, I mean, because obviously the hosted is where the strength would be. Just talk about, overall bookings anecdotally on the enterprise and just talk about going into next year and the transition as we should start to see some of those on-demand signings come on.
Paul Ricci
Yeah. I think we’ve spoken in past quarters about a number of large contracts that we have signed in the enterprise business, some of which are reflected in the backlog statistics we cite in the prepared remarks and some of which are not because they are already at some state of implementation. We will — we are beginning to see revenues from those contracts and that revenue generation from those contracts will haste and as we go through this year particularly in the second half of this year.
Daniel Ives — FBR Capital Markets
Okay. Good. Thanks.
Operator
Thank you. Our next question is from Richard Davis with Canaccord. Please go ahead.

Richard Davis — Canaccord
Hey. Thanks very much. So other software vendors I’ve talked to say that the automobile companies have kind of come out of their (inaudible) at least in terms of trying to think about doing things and buying stuff and you had, also you’ve seen Ford use SYNC as a differentiator.
Can you talk about, A, the sales cycle in the auto space whether it’s changing hopefully better and then kind of design win to revenues? How should we kind of think about that? So if you get a design win is it two years, one year, five years until it kind of drops into the cars?
Paul Ricci
Well, it is true, I believe that the automotive companies have for a variety of reasons have adopted a much more aggressive posture in terms of the cycle time of their own electronics within the car and the way that manifests in the user interface and you cited Ford and they are an aggressive example. But we’re seeing that activity across a broad set of automotive manufactures.
We said in previous calls, Nuance works with nearly all of the major automotive manufactures in the world and that continues to be true. I think we do quite well in that market in terms of design wins and we’re present in most of the designs that include voice recognition today.
I think we’re going to see interesting adjuncts to the existing capabilities today as we go into next year and the automotive manufactures begin to incorporate connected services into their automobiles as well.
Richard Davis — Canaccord
Got it. Okay. That’s my question. Thanks a lot.
Operator
Thank you. Our next question is from Nandan Amladi with Deutsche Bank. Please go ahead.
Nandan Amladi — Deutsche Bank
Hi. Good afternoon. Thanks for taking my question. First question is on the enterprise segment. In your prepared remarks, you said you’re seeing some benefit from new channel partnerships in spite of the fact that your old channels have been obstructed.
At least they’ve seen a little more positive tone on the enterprise side. Can you characterize what gives you reason to be a little more optimistic here and is IBM one of the major channels that are showing some strength?
Paul Ricci
I think there’s several things that I might mention. First, we saw in our own experience some improvement in licensing revenues through large accounts both in the U.S. and in Europe.

Secondly, I think we’ve seen some stabilization of our traditional channels. I don’t think they’re getting worse and that’s favorable news. I think that the level of engagement we have with them as they seem more stable is improving and I have some cautious optimism that will lead to improvement in revenues from them as we go through next year.
And third, we have been successful at additional channel partners who are serving not just call center automation but the broader problem of customer care automation and analysis in large companies and who I think provide some real opportunities for us for additional revenues as we look into 2011 and I can’t talk about specific partners.
Nandan Amladi — Deutsche Bank
Okay. And then related question to that. As you start to migrate some of your business to on-demand, is the role of the channel partner evolving also?
Paul Ricci
It is evolving and in some instances, we will do that directly with customers and other instances it will be in conjunction with channel partners.
Nandan Amladi — Deutsche Bank
Okay. And then, one more question if I might. You’ve made reference to a Japan win for mobile customer care. Do you already have business in Japan or was this your first win in that country?
Paul Ricci
No, no, we have business. We’ve had business in Japan.
Nandan Amladi — Deutsche Bank
Okay. Thank you. That’s all for me.
Operator
Our next question then is from Shyam Patil with Raymond James Associates. Please go ahead.
Shyam Patil — Raymond James Associates
Hi. Good evening. Congratulations as well. Paul, it looks like the revenue guidance for 2011 is pretty strong, though you do kind of call out that it’s going to be back end loaded. Can you talk about just, it’s going to be more back end loaded than it has been, say, over the past couple years? And how your level of visibility into this guidance compares to what you may have had entering last year and maybe the year before that as well?

Paul Ricci
I don’t have the data in front of me to answer your question analytically about whether the proportions in the quarters are more back end loaded than the previous year. I don’t believe they are materially so, but I don’t have the data in front of me.
With respect to the visibility question, Nuance’s revenue visibility has gone up over the last several years and we’ve talked about that in previous calls because our revenue mix has shifted away from traditional licensing to a blend of services, hosted services and other services. That’s continuing to occur this year and I think, that our visibility therefore is rising commensurately with that.
Shyam Patil — Raymond James Associates
Okay. And then, in your prepared remarks you talk about mobile services being a driver next year. Can you just talk about just what that consists of, what the specific drivers are for that and if you care to share how big that is today?
Paul Ricci
We don’t breakout mobile services as a revenue line, so I won’t comment on that. But, I think, we did say in the prepared remarks and I’ll reiterate here that as proportion of our total mobile and consumer revenues it is going up and it’s going up reasonably sharply because it’s growing faster than the other line items in that business.
With respect to what it comprises, it includes a variety of mobile services sold primarily in conjunction with the carriers, in some cases the smartphone manufactures, as well as some other firms providing internet services.
Shyam Patil — Raymond James Associates
Got it. Okay. And then, around the pricing for mobile, simply the embedded speech for auto and handsets, historically we thought prices is declining for that segment, but it seems like for some of the new deals you’re getting better pricing dynamics. Without getting to specifics I know you don’t want to talk about pricing, could you just talk about how we should think about the general pricing trend for this segment going forward?
Tom Beaudoin
Well, I think in this question has been asked in — several times in — over the last year and I think what we’ve reported in previous calls remains true. There is pricing pressure in the consumer electronics industry generally and among mobile device manufactures in particular.
We’ve seen some moderation of that in part because we’ve negotiated long-term contracts with some number of those partners. And I think you may be in your question alluding to the fact that because we are going to market with additional services and capabilities, we’re seeing a greater average selling price in some instances as we’re able to sell a broader set of those things to a specific partner.

Shyam Patil — Raymond James Associates
Okay. And then, if I could sneak in one more question, getting a lot of inquiries from investors about why the stock is down. Just curious, when you think about the business, is your level of optimism has it increased or has it decreased or remained the same from the time we had the call last quarter?
Tom Beaudoin
Well, I was optimistic last quarter and I’m optimistic this quarter. I think that as we look into fiscal year ‘11, Nuance has a good deal of momentum. I referenced in my comments a moment ago the strength of our bookings.
I also referenced the depth of our product offerings and I think you should take some note of the repeated statements in our prepared remarks about our ongoing continuing investments in sales and marketing, which of course we wouldn’t do if we didn’t think there was an opportunity to expand organic growth in pursuit of those investments and indeed we do.
So I hope people read from that a sense of conviction that I have and we have about the strength of the business as we go into 2011.
Shyam Patil — Raymond James Associates
Great. Thank you.
Operator
Our next question is from Tom Roderick with Stifel, Nicolaus. Please go ahead.
Gur Talpaz — Stifel, Nicolaus
Sure. This is Gur Talpaz on for Tom. So this is the first time we’ve seen cash flows mirror pro forma earnings in some time. Outside of the expected $24 million hit in the first quarter, should we expect this trend to continue or is this sort of a one-time phenomenon?
Tom Beaudoin
No. I don’t mean to quibble but they were $10 million higher than pro forma earnings. The — but we’ve said in the past that we believe cash flows will approximate pro forma net income and that the divergence of the past year will narrow as we go into 2011. This may provide some additional comfort that that’s going to be true.
We’ve also suggested that people look at cash flows over several quarters, not any one quarter and I think when you do that the trends look favorable. We’ve tried to give some reassurance in the prepared remarks and in my comments earlier today that cash flow generation in 2011 as we model it is going to be quite robust.

Gur Talpaz — Stifel, Nicolaus
Okay. And if we look at imaging revenue, it declined year-over-year organically for the first time in some quarters and you talked about eCopy booking strength. Can you talk about what’s going on there and sort of how would you think about imaging revenue playing out, I know you said it’s going to be up in the single digits year-over-year, but should we expect it down in the first quarter or should it be up throughout the year?
Tom Beaudoin
No. I can’t comment on the growth in any one quarter. The phenomenon in play in the fourth quarter really just having to do with the comparable to the year earlier in which there was a product launch and some challenges in the ex-solution product line. I think those are transitory issues. I actually think we’re looking at a pretty good year in 2011 for the imaging business. So I’m not terribly concerned about that item.
Gur Talpaz — Stifel, Nicolaus
Okay. Great. Thank you very much.
Operator
Our next question is from John Bright with Avondale Partners. Please go ahead.
John Bright — Avondale Partners
Thank you. A couple questions for you, Paul, and then maybe a couple for Tom. Paul, I’m going to try to dig down again on the mobile products and services driving some good results this quarter. Can you talk about specific — a specific product, a particular service you’re seeing strengthen? Is this speech to text or are we seeing it on one of the others predicted text, something of that nature on the mobile side? Maybe you can give us some additional color that we can attach to that out performance?
Paul Ricci
Well, we had a pretty good performance in the mobile business in a number of areas. We had good performance in revenues from our embedded technologies. We — I answered a question a few minutes ago about the automotive business, which has — which we participate in very broadly and generated a robust royalties for us in this quarter. We also saw significant contributions from our voice mail revenues in the quarter and from our mobile voice or the Nuance voice control, the dictation and search revenues in the quarter as well.

John Bright — Avondale Partners
Okay. Thank you. And the other question is going to be on the enterprise. As predicted, as expected, enterprise was weak in the quarter. What are you seeing transpire in that market and when do you think that might have an opportunity to change?
Paul Ricci
I might reference back to my comments of a few minutes ago. Revenues were up sequentially in the quarter and we were pleased with that. We saw in particular improved revenues in licensing this quarter both through direct sales and through our channel partners.
We saw improvements in Europe, which is also good news for us and we saw very robust performance in bookings in the enterprise business. It was a stellar quarter in bookings. So my confidence about 2011 is predicated on those factors.
John Bright — Avondale Partners
So, last one for you, Paul. You mentioned confidence. Now you mentioned cash flow generation expected to be quite robust in FY11. Strategically, what areas are going to be most attractive to you and to Nuance from an M&A perspective?
Paul Ricci
Well, I think I’ve signaled in recent quarters that we’re cautious right now about M&A because we are concerned about the divergence of price expectations and what we’re willing to pay. We do think there are opportunities in several places of the business. But I will also say that we passed on more opportunities in the last six months than I can recall in some time, so it’s hard for me to speculate about where we might do M&A right now.
John Bright — Avondale Partners
Tom, a couple of questions for you. First, what was in the embedded in your guidance organic growth assumptions for December and FY11?
Tom Beaudoin
Well, we don’t give specific guidance on the organic growth within those numbers, so it’s an as reported growth year-over-year and through the quarters.
John Bright — Avondale Partners
Okay. Thank you.
Operator
Our next question is from Jeff Van Rhee with Craig-Hallum. Please go ahead.

Jeff Van Rhee — Craig-Hallum
Great. Thanks. Paul, just one question for you. As you look at the healthcare mobile segments and you commented the effect that there’s going to be some incremental investment early in the year, you’re always investing as businesses are growing but at the margin what drove the decision to accelerate the spend now and in those areas?
Paul Ricci
In healthcare, we believe that the suite of offerings and services we have are extremely compelling and extremely unique and that there is growing institutional preferences — preference among the largest healthcare providers in the U.S. and increasingly in Europe for those solutions. And that the more quickly we can speak to them and address them, the more quickly we can realize those opportunities and therefore growing our sales organization and making additional investments in marketing will allow us to accelerate growth. And we won’t see that growth from new people until much later in the year but we think that the opportunity is there and we think we should seize it.
In mobility, I suspect you can appreciate that there’s just extraordinary expansion right now in the desire of consumer electronics manufactures, carriers and increasingly internet service firms to address the mobile needs and requirements of their customers. And therefore our ability to engage with them on a global basis is really quite important and we’ve postponed some of those expansion investments over the last six months and although, we have made some and we think that increasing them now will benefit us in the back half of this year and materially in 2012.
I think we referenced in the prepared comments, for example, the expansion of our global language portfolio in which we’re making very large investments and which will simply increase our addressable market as we think out 12 and 24 months.
Jeff Van Rhee — Craig-Hallum
Okay. Just one follow-up. Paul, the categories in terms of the reporting revenue lines, I think it was time goes by quickly, I think, it was maybe a year give or take, where — ago that we switched to the current categories and we’re switching again and I saw the comments driven primarily seemingly around Dragon but maybe you could expand on that just for a second?
Paul Ricci
Our investments in the Dragon technology and brand across the consumer and mobile markets become so aligned and so co-mingled that that’s the way we think about and address and manage our core markets. And we concluded that because that’s the way we approach them, it really would be most beneficial to investors to aggregate them that way and the distinction between what is mobile, what is consumer is going to disappear entirely.

Jeff Van Rhee — Craig-Hallum
Great. Thank you.
Operator
Thank you. Our next question from Derek Bingham with Goldman Sachs.
Derek Bingham — Goldman Sachs
Hi, everybody. My first question is on margins. I think, despite some investments that you’re obviously making, your outlook for next year definitely, I think assumes some amount of leverage and curious if you could give us some color on if the leverage that you’re expecting for next year is more weighted to the gross margin line or OpEx, or where do you expect to get leverage from?
Tom Beaudoin
Not so much in the gross margin. More in the operating margin and it will be a combination of investments in the operating expenses offset in part by productivity initiatives that we’ve spoken about before and that we continually work through in the company.
Derek Bingham — Goldman Sachs
Okay. Terrific. On voice mail to text SpinVox, wonder if you could just kind of give us the final update kind of now that the fiscal year is closed on how you did versus your original revenue target that you set when you announced the acquisition?
Tom Beaudoin
We ended in the revenue range that we predicted for the business when we announced it. Obviously, the losses and cash consumption this year were considerably greater than what we had expected but I do think that that’s significantly behind us with the exception of one final obligation we have this quarter.
I will say I went through a management review of the entire voice mail to text business in the last couple of weeks and I think my sense about the business is that although it was a difficult investment in 2010, that it’s going to show significant growth in 2011 that we’re seeing real adoption and success with carriers around the world and other firms and I’m actually quite optimistic about its performance this year.
Derek Bingham — Goldman Sachs
Is there any seasonality in that business, I mean, as you said, that it’s kind of a fast enough growth trajectory that it should continue to much higher sequentially as we go into next year?

Paul Ricci
There may be seasonality but I don’t recall so I can’t really tell you.
Derek Bingham — Goldman Sachs
Okay. And I just had one more if I could. The press release you had out recently talked about some presumably small acquisitions in outsource transcription I believe, OSi and Encompass and I was just curious if that had any impact on the fourth quarter if that came after that and if there is — if that — you had any comments on any shift in strategy or in terms of how you’re approaching the healthcare business like kind of beefing out that part of it?
Paul Ricci
Those are really tactical acquisitions designed to address some very specific things. If there was any contribution in the fourth quarter, it was immaterial. They really were small acquisitions.
Derek Bingham — Goldman Sachs
And but it’s kind of human service based similar to what you had or what you have with the eye chart operation but is it domestic? I’m curious what that brings to you because I don’t know those businesses?
Paul Ricci
I think there primarily were some customers and some product capabilities in those customers but really very narrow.
Derek Bingham — Goldman Sachs
Okay. Thanks.
Operator
We have a question from Scott Sutherland with Wedbush Securities. Please go ahead.
Scott Sutherland — Wedbush Securities
Great. Thank you. Good afternoon. So kind of follow-up on the last question, M&A was about $48 million in the quarter. Was there anything else outside the transcription that you acquired and was it all tactical?
Paul Ricci
I didn’t hear the second half of your question.

Scott Sutherland — Wedbush Securities
I said was it all tactical or was there any other thing outside of transcription that you spent the $48 million on acquisitions in the quarter?
Paul Ricci
Sorry, I don’t have a list of — complete list of things we acquired in the quarter, so I can’t tell you whether there was anything else or not. But I think the answer to your second question is, yeah, these were small tactical acquisitions.
Scott Sutherland — Wedbush Securities
When you look at mobile, clearly you’ve mentioned the smartphones and they are going very good, where the navigation devices, the personal navigation has been kind of flat lined in units. Can you give a little bit of color on your exposure onto those two categories are and is the smartphone bigger than the PND market now?
Paul Ricci
I don’t have the specifics on whether smartphones are bigger than PND. I think it’s clear smartphones are going to dominate PND contributions as we look out over the next year. I don’t have anything to share with respect to the last quarter or two quarters.
But I will say that we’re going to see a lot of experimentation in the mobility and consumer area and new kinds of devices and some are going to ebb and flow, and our goal is to participate very broadly and we will continue to see opportunities arise in somewhat unexpected ways and flourish in some unexpected ways while others decline in ways that are unpredictable. So I’m not terribly concerned about that.
The overall consumption and appetite for mobile devices and increasingly sophisticated consumer devices in the house and the living room and elsewhere is so strong right now that the aggregate opportunity for us to work with those companies is it continues to expand.
Scott Sutherland — Wedbush Securities
Okay. And lastly for Tom too, maybe get some comparables. What was the Dragon revenue contribution in the fourth quarter and what’s your tax rate assumption for next year?
Tom Beaudoin
Well, we don’t split out specific product line revenues. Taxes for next year, was that your question?
Scott Sutherland — Wedbush Securities
Yeah. I mean, well, I’m just trying to get Dragon for the one last quarter to get comparables for the year, flattening on close out this year, if you can give it?

Tom Beaudoin
Well, we reported, we gave you both charts under the new reporting and under the old. So, I think you can get the information that you need. On the tax rate going into next year, we should be around 5%.
Scott Sutherland — Wedbush Securities
Okay. Great. Thank you. Thank you. I’ll look into that other part.
Tom Beaudoin
Okay.
Operator
Our next question is from Brent Thill with UBS.
Brent Thill — UBS
Thanks. Just on the license to subscription model transition, I think the street is still grappling with how to judge your success. Is there anymore metrics you’ll be giving us in terms of the contract for and not build backlog? And can we perhaps start to get that on a roll forward basis to basically get an update in terms of your success and that transition and a number of other companies are going through this and giving these metrics so curious if that’s something we have given thought to?
Paul Ricci
We have given some thought to it and we’re trying to provide some more detailed metrics on that during our Analyst Day. As I’ve said previously, it’s complex to do and so we’ve been very careful and deliberate about making sure the numbers (inaudible) we feel confidence in.
Operator
And we’ll move on next to the line of Brad Whitt with Gleacher & Company.
Brad Whitt — Gleacher & Company
Hi, guys. Thanks for taking my questions. Paul, I’m curious as to what kind of pricing trends you’re seeing in mobile voice mail to text. I have seen some pretty substantial carrier price reductions. I’m curious as to how does that translate to Nuance and your margin profile that type of thing?

Paul Ricci
I think that carriers are lowering their prices in a variety of ways but that’s not true uniformly. In some markets, the product and in fact, in most markets the product is bundled with some other set of services as part of a fixed price. So, I don’t think its had significant effect upon us. The speed of adoption right now is so great that that’s really the driving factor in our revenue generation of that business.
Brad Whitt — Gleacher & Company
Okay. And then along those same lines, what kind of adoption trends if any are you seeing on the enterprise front with the voice mail to text and that’s all I have? Thanks.
Paul Ricci
A number of the enterprise communication providers are moving forward on voice mail to text solutions. I think it’s quite early on. We’re hopeful that there will be significant contributions from those revenue streams in fiscal ‘11 but we’ll have to wait to see.
Operator
Our next question is from Mark Murphy with Piper.
Brian Schwartz — Piper Jaffray
Yeah. Hi. This is Brian Schwartz for Mark Murphy. Thank you for taking my questions. It’s still about too quickly. Paul, I was just wondering if you could provide additional color on the demand environment for the different geographies and in your view if there is any geographies that are getting stronger or weaker?
Paul Ricci
Well, certainly North America is improved steadily since the most difficult period 18 months ago and that continues. We said in our prepared remarks we’re somewhat cautious about the consumer sentiments here in North America, but I would make that a minor note and not a major one. Asia is obviously very robust and that’s been true for a while now. And, I guess, we’d have to express some cautiousness about Europe generally.
Brian Schwartz — Piper Jaffray
Okay. And Tom, I just noticed that the maintenance line actually declined sequentially for the first time in many Q4’s here. Just wondering if that was FX related or if there was something else going on with that line? Thanks.

Tom Beaudoin
No. I don’t think there’s anything fundamentally going on. I think it’s just a little bit of seasonality as to when the maintenance contracts renew and how some of that revenue gets taken but there is nothing material there.
Operator
Our next question is from Shaul Eyal with Oppenheimer & Company.
Shaul Eyal — Oppenheimer & Company
Thank you. Hi. Good afternoon, guys. Two quick questions on my end. Do you guys have any foreign exchange benefit this quarter?
Paul Ricci
Tom, do you want to handle that?
Tom Beaudoin
Sure. So, we’re pretty much naturally hedged from a P&L standpoint. So it just depends on whether you’re asking it quarter-over-quarter, year-over-year against a FX amount but it was relatively from a P&L perspective, relatively neutral.
Shaul Eyal — Oppenheimer & Company
Okay. That’s fair. On the enterprise segment, I think you did talk about, did mention some kind of large contract that you were able to sign. Are those displacements or basically kind of fresh new customers?
Paul Ricci
You may be referencing a comment about a large deal with a European carrier. And I think that that’s a carrier with which we’ve done business in the past as well.
Shaul Eyal — Oppenheimer & Company
Got it. All right. Thank you very much and good luck.
Operator
Our next question is from Craig Nankervis with First Analysis.
Craig Nankervis — First Analysis
Thanks very much. Congratulations on a solid quarter. Paul, healthcare business in the second half of your fiscal year has been particularly strong, upper teens organic growth in the second half. How much — where is that strength coming from? How much is that sort of macro-related or competitive-related or even some greater market maturity?
Paul Ricci
I think as we’ve discussed in the past, I think growth in healthcare is being driven by several things. At an aggregate level, I think that the federal mandate for digitization in healthcare is to occur into our benefit.
And secondly, I believe that the solutions we offer are quite compelling and are perceived by the market as being compelling. And so, I think the adoption of those over alternative solutions or over existing prior generation technologies is accelerating.
And in particular, I think the benefit from significant on-demand contracts that we warrant over the last year or even more, some of these contracts take 18 months to implement are also beginning to contribute.
Craig Nankervis — First Analysis
But would you be surprised if in fiscal ‘11 you were able to sustain a mid-to-upper teens growth rate, would that come as an expected thing or pleasantly surprised?
Paul Ricci
I would not be surprised at a mid-teens growth rate in fiscal ‘11 now.
Craig Nankervis — First Analysis
And thank you. And maybe for Tom, are you providing headcount sort of headcount end of the fiscal year versus maybe a fragile or even a quarter ago?
Tom Beaudoin
Well, yeah, so the end of the year, we were at just over 3500 employees, about 3570.
Craig Nankervis — First Analysis
And how does that compare versus 12 months ago or so?
Tom Beaudoin
It’s up about 400. Some of that of course is driven through the acquisitions.
Craig Nankervis — First Analysis
All right. Okay. Thank you very much.

Operator
Our final question will come from the line of Ilya Grozovsky from Morgan Joseph. Please go ahead.
Ilya Grozovsky — Morgan Joseph
I’ll make this really easy. My question has been asked and answered. Thank you.
Operator
And very good, speakers, no further questions in our queue.
Paul Ricci
Okay. Then, I thank you all for joining us this quarter and we look forward to speaking with you again next quarter. Take care.
Operator
Ladies and gentlemen, today’s conference call is being made available for replay starting this evening at 7 p.m. in the Eastern Time Zone that will run for three weeks until December 13, 2010. You can access our service by dialing 1-800-475-6701 or outside the United States at 320-365-3844. In either case, enter the access code of 175861. And that does conclude our conference for today. Thank you for your participation. You may now disconnect.